UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 22, 2005

ROCK OF AGES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-29464 (Commission File Number)	03-0153200 (I.R.S. Employer Identification Number)

 772 Graniteville Road, Graniteville Vermont   05654
        (Address of principal executive offices)  (Zip Code)

  (802) 476-3121
(Registrant's telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ROCK OF AGES CORPORATION

FORM 8-K

Item 1.01	Entry into a Material Definitive Agreement.

Shareholder Approval of 2005 Stock Plan

On June 22, 2005 at our Annual Meeting of Stockholders, the stockholders approved the Rock of Ages Corporation 2005 Stock Plan (the "2005 Plan"). The 2005 Plan permits awards of stock options (including both incentive stock options and nonqualified stock options) and restricted stock. A maximum of 550,000 shares of Class A common stock may be issued under the 2005 Plan. The 2005 Plan is administered by the Compensation Committee, which has the authority to determine the recipients of awards under the 2005 Plan and, subject to the 2005 Plan, the terms and conditions of such awards. The 2005 Plan replaces the Rock of Ages Corporation 1994 Stock Plan (the "1994 Plan") which expired in November 2004. Although grants made under the 1994 Plan prior to its expiration remain outstanding, no further grants may be made under the 1994 Plan. The foregoing description of the 2005 Plan is qualified in its entirety by reference to the Rock of Ages 2005 Stock Plan attached hereto as Exhibit 10.1 and incorporated herein by reference. The forms of option agreements to be used in making grants pursuant to the 2005 Plan are also included as Exhibits 10.2 and 10.3 hereof.

Stock Option Grants to Executive Officers

On June 22, 2005, the Compensation Committee approved the grant of incentive stock options pursuant to the 2005 Plan to two of our executive officers who recently joined the Company. Nancy Rowden Brock, Senior Vice President/Finance was granted an option to purchase 25,000 shares of Class A common stock and N. Daniel Ginsberg, Senior Vice President/Human Resources was granted an option to purchase 10,000 shares of Class A common stock. Each of the above options is for a ten (10) year term, and vests in three (3) equal installments over three (3) years, with the first such installment vesting one (1) year from the date of grant.

Retirement Agreement — Jon M. Gregory

On June 22, 2005, the Compensation Committee also approved the terms of a retirement agreement with Jon M. Gregory, President/COO of the Company's Quarry Division. We previously reported on February 24, 2005 that Mr. Gregory notified the Company that he intended to retire on March 31, 2006. Mr. Gregory will be succeeded by Douglas S. Goldsmith, who is currently Senior Vice President/CFO of the Company. The Compensation Committee has authorized the Company to enter into a retirement agreement with Mr. Gregory whereby Mr. Gregory agrees to continue to serve as President/COO of the Quarry Division, and the Company agrees to continue to pay his salary at the current rate, until March 31, 2006. Mr. Gregory will elect to defer $100,000 of salary to be paid in 2006 pursuant to the Company's Deferred Salary Plan, and make certain other elections regarding various Company retirement programs in which he is a participant. Upon retirement, the Company will also pay Mr. Gregory a one-time retirement bonus of $60,000, in recognition of his thirty years of service to the Company. The agreement will also provide for the continuation of health insurance benefits in accordance with current Company policies for long-term senior executives, and the Company will transfer Mr. Gregory's company automobile and computer to him. In the event of Mr. Gregory's death prior to his retirement, the above payments and continuation of benefits will be paid to Mr. Gregory's designated beneficiaries as set forth in the retirement agreement and/or in the provisions of the various Company retirement programs in which he is a participant.

Item 9.01	Financial Statements and Exhibits

	Exhibit Number	Description

	10.1	Rock of Ages 2005 Stock Plan

	10.2	Form of Incentive Stock Option Agreement

	10.3	Form of Nonqualified Stock Option Agreement

ROCK OF AGES CORPORATION

FORM 8-K

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK OF AGES CORPORATION

Dated: June 23, 2005	By: /s/Michael B. Tule Michael B. Tule Senior Vice President/General Counsel

 Exhibit Index

Number	Description

10.1	Rock of Ages 2005 Stock Plan

10.2	Form of Incentive Stock Option Agreement

10.3	Form of Nonqualified Stock Option Agreement